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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


To the Board of Directors and Shareholders of T/R Systems, Inc.:



We consent to the use in this Amendment No. 5 to Registration Statement No. 333-88439 of T/R Systems, Inc. on Form S-1 of our report dated March 26, 1999 (May 17, 1999 as to the first paragraph of Note 9 and January 20, 2000 as to Note 14), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of T/R Systems, Inc., listed in
Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



Deloitte & Touche LLP
Atlanta, Georgia
January 21, 2000